Exhibit 99.1

CONTACTS:
Charles H. Sherwood, Ph.D., CEO
Kevin W. Quinlan, CFO
Anika Therapeutics, Inc.
(781) 932-6616

ANIKA THERAPEUTICS REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

WOBURN, Mass., October 24, 2006 -- Anika Therapeutics, Inc. (Nasdaq: ANIK) today reported financial results for the third quarter and nine months ended September 30, 2006.

Revenue

Anika reported product revenue of $5,494,000 for the third quarter of 2006 compared with $5,999,000 in the same period last year.  Product revenue for the first nine months of 2006 was $18,876,000 compared with $15,760,000 in the nine month period a year ago.  Product revenue for both years was impacted by several factors:  Reduced sales to Turkey in the third quarter of 2006 due to a change in the government’s reimbursement policy for over 100 drugs including ORTHOVISC® and its competing products, which was more than offset by increased revenue in the US.   Also third quarter 2005 ophthalmic sales were positively impacted by more than $1 million as a result of the company’s second quarter 2005 product recall.

During the third quarter and nine months ended September 30, 2006, the company reported licensing, milestone and contract revenue of $706,000 and $2,076,000, respectively.  For the third quarter and nine months ended September 30, 2005 licensing, milestone and contract revenue was $4,059,000 and $8,609,000, respectively, which includes contract payments received of $3,366,000 and $6,532,000 for the third quarter and nine months, respectively, in connection with a former development and commercialization contract for the company’s hyaluronic acid-based cosmetic tissue augmentation (CTA) product.

Total revenue for the third quarter of 2006 was $6,201,000 compared with $10,058,000 in the third quarter of 2005.  Total revenue for the nine months ended September 30, 2006 was $20,952,000 compared with $24,369,000 for the comparable period of 2005.

Product Gross Margins

Product gross margin for the third quarter of 2006 increased to 61% from 37% in last year’s third quarter.  For the nine month 2006 period, product gross margin was 57% compared with 44% for the nine months ended September 30, 2005.  The improvement in both periods was due to increased ORTHOVISC royalties, favorable volume variance, and improved material prices.  In addition, third-quarter and nine month 2005 product margins were adversely affected by costs incurred from last year’s voluntary ophthalmic product recall.

Net Income

Net income for the third quarter of 2006 was $1,325,000, or $0.12 per diluted share, compared with $2,532,000, or $0.22 per diluted share, for the same period last year.  Net income for the nine month period of 2006 was $3,557,000, or $0.32 per diluted share, compared with $5,070,000, or $0.44 per diluted share, for the same period last year.  The impact from the adoption of SFAS 123R reduced nine month 2006 earnings per diluted share by $0.04.  Please refer to the schedule at the end of this news release for a reconciliation of Non-GAAP diluted net income per share.

Research & Development and Selling, General & Administrative Expenses

R&D and S,G&A operating expenses were $2,359,000 for the third quarter of 2006 compared with $2,372,000 for the third quarter of 2005.  For the nine month period of 2006, these operating expenses were $8,331,000 compared with $7,798,000 in the same period in 2005.  The increase in operating expenses for the nine month period of 2006 was primarily due to the impact of stock based compensation expense.

Balance Sheet

Anika’s cash and cash equivalents at September 30, 2006 totaled $47,420,000.  The company has no short or long term debt.  Capital expenditures for the third quarter and nine month period of 2006 were $131,000 and $1,163,000, respectively, and were primarily related to upgrading the company’s manufacturing capabilities.

Third-Quarter Highlights and Outlook

“Anika’s financial performance in the third quarter was affected by a change in reimbursement policy in Turkey, which significantly reduced ORTHOVISC® sales in Turkey,” said Charles H. Sherwood, Ph.D., Anika’s president and chief executive officer.  “Over 100 drugs including all viscosupplements were dropped from the reimbursement list.  Our partner in Turkey is working to resolve the issue but we cannot predict if or when substantial sales in that market may resume.  At the same time, we are seeing increased levels of activity for ORTHOVISC worldwide.  During the third quarter we signed several agreements with new distribution partners and expect to begin selling into new international markets in the near future.  In addition, we are encouraged by the progress that we are making with ORTHOVISC in the domestic market,” Sherwood said.

“We continue to be enthusiastic about our relationship with Galderma Pharma, the premier dermatology company and worldwide distributor of our CTA product,” said Sherwood.  “We believe that regulatory approval for our initial CTA product will be forthcoming in the next few weeks.  Upon entering our multiyear CTA development and commercialization agreement, Anika agreed to enhance certain features of its CTA product.  We made significant progress towards completing the product modifications requested by Galderma, and we expect to file amendments to our existing regulatory applications with the FDA and the European Union regulators covering our enhanced CTA product.”

“Looking forward, we expect the domestic sales of ORTHOVISC to continue to improve, and we are excited about new international prospects for that product.  With our partner, Galderma, we continue to work toward the commercialization of our CTA product in mid-2007,” concluded Sherwood.

Conference Call Information

The company will hold a conference call to review its financial results and business highlights on Wednesday, October 25, 2006, at 9:00 a.m. ET.  In addition, the company may address during the conference call its business and financial developments and trends, including those involving product lines and business partners, and other business and financial matters affecting the company, which may contain information that has not been previously disclosed. To listen to the conference call, dial 866-770-7120 (International callers use 617-213-8065) and use the passcode 13618636.  Please call approximately 10 minutes before the starting time and reference Anika Therapeutics.  In addition, the conference call will be available to interested parties through a live audio Internet broadcast at www.anikatherapeutics.com.  The call will be archived and accessible on the same website for six months shortly after the conclusion of the call.

About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products for tissue protection, healing and repair. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika products include ORTHOVISC®, a treatment for osteoarthritis of the knee available internationally and marketed in the U.S. by DePuy Mitek and Hyvisc®, a treatment for equine osteoarthritis marketed in the U.S. by Boehringer Ingelheim Vetmedica, Inc. Anika develops and manufactures Amvisc® and Amvisc Plus®, HA viscoelastic products for ophthalmic surgery. It also produces STAARVISC™-II, which is distributed by STAAR Surgical Company and Shellgel™ for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “prospective,” “expanding,” “building,” “continue,” “progress,” “plan,” “efforts,” “hope,” “believe,” “objectives,” “opportunities,” “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements. These statements also include statements regarding: (i) the company’s expectations regarding its cosmetic tissue augmentation product, (ii) its goal to obtain U.S. marketing approval for its cosmetic tissue augmentation product, (iii) sales of ORTHOVISC in Turkey, and (iv) prospects for domestic and international ORTHOVISC sales.  These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks, uncertainties and other factors. The company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the company’s ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application and/or FDA approval, and/or receive FDA or other regulatory approvals of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; (ii) the success of the company’s efforts to improve the financial performance of its core business; (iii) the company’s research and product development efforts and their relative success, including whether the company has any meaningful sales of any new products resulting from such efforts; (iv) the cost effectiveness and efficiency of our manufacturing operations and production planning; (v) the strength of the economies in which the company operates or will be operating, as well as the political stability of any of those geographic areas or (vi) future determinations by the company to allocate resources to products and in directions not presently contemplated. Any delay in receiving any regulatory approvals may adversely affect the company’s competitive position. Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved. There is also a risk that (i) the company’s existing distributors (including its distributor in Turkey) or customers will not continue to place orders at historical levels or that any of them will seek to modify or terminate existing arrangements, (ii) the company’s efforts to enter into long-term marketing and distribution arrangements, including with new international distributors for ORTHOVISC,  will not be successful, (iii) new distribution arrangements, including the agreement with DePuy Mitek pertaining to ORTHOVISC® and the agreement with Galderma Pharma S.A. pertaining to its CTA product, will not result in meaningful sales of the company’s products, (iv) the company will be unable to achieve performance and sales threshold milestones in its distribution agreements, (v) competitive products will adversely impact the company’s product sales, (vi) the estimated size(s) of the markets which the company has targeted its products will fail to be achieved, (vii) lack of adequate coverage and reimbursement provided by governments and other third party payers for our products and services, including continued classification by CMS of ORTHOVISC under a miscellaneous J-code for Medicare/Medicaid reimbursement and non-reimbursement of ORTHOVISC in Turkey, could have a material adverse effect on our results of operations, or (viii) increased sales of the company’s products, including HYVISC®, ORTHOVISC® , or its ophthalmic products, will not continue or sales will decrease or not reach historical sales levels, or even if such increases occur that such increases will improve gross margins, any of which may have a material adverse effect on the company’s business and operations. Certain other factors that might cause the company’s actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2006 and Current Reports on Form 8-K, as well as those described in the company’s other press releases and SEC filings.

Anika Therapeutics, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Product revenue	$5,494,407	$5,998,995	$18,875,724	$15,760,065
Licensing, milestone and contract revenue	706,250	4,058,879	2,075,934	8,608,522

Total revenue	6,200,657	10,057,874	20,951,658	24,368,587
Operating expenses:
Cost of product revenue	2,125,028	3,766,762	8,063,750	8,877,934
Research & development	905,289	978,520	3,111,958	3,637,900
Selling, general & administrative	1,453,393	1,393,335	5,218,992	4,160,574

Total operating expenses	4,483,710	6,138,617	16,394,700	16,676,408

Income from operations	1,716,947	3,919,257	4,556,958	7,692,179
Interest income, net	569,229	332,457	1,520,075	818,750

Income before income taxes	2,286,176	4,251,714	6,077,033	8,510,929
Provision for income taxes	961,536	1,720,207	2,519,579	3,440,693

Net income	$1,324,640	$2,531,507	$3,557,454	$5,070,236

Basic net income per share:
Net income	$0.12	$0.24	$0.34	$0.49
Basic weighted average common shares outstanding	10,676,943	10,482,850	10,602,659	10,382,096
Diluted net income per share:
Net income	$0.12	$0.22	$0.32	$0.44
Diluted weighted average common shares outstanding	11,130,225	11,480,570	11,100,985	11,441,296

Anika Therapeutics, Inc. and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$47,420,450	$44,746,656
Accounts receivable, net	2,747,921	2,066,240
Inventories	5,603,740	3,270,678
Current portion deferred income taxes	1,301,085	1,301,085
Prepaid expenses and other receivables	188,046	1,025,481

Total current assets	57,261,242	52,410,140
Property and equipment, at cost	13,112,484	11,949,439
Less: accumulated depreciation	(10,146,937)	(9,853,177)

	2,965,547	2,096,262
Long-term deposits	143,060	143,060
Deferred income taxes	8,141,653	7,968,481

Total Assets	$68,511,502	$62,617,943

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$785,176	$1,277,782
Accrued expenses	1,751,065	1,718,916
Deferred revenue	2,896,527	2,830,046
Income taxes payable	1,323,262	—

Total current liabilities	6,756,030	5,826,744
Other long-term liabilities	63,410	—
Long-term deferred revenue	17,749,722	18,900,000
Stockholders’ equity
Preferred stock	—	—
Common stock	107,296	105,004
Additional paid-in-capital	36,764,276	34,272,881
Retained earnings	7,070,768	3,513,314

Total stockholders’ equity	43,942,340	37,891,199

Total Liabilities and Stockholders’ Equity	$68,511,502	$62,617,943

Anika Therapeutics, Inc. and Subsidiary
Supplemental Financial Data -
(unaudited)

Product Gross Margin and Revenue by Product Line

	Quarter Ended September 30,				Nine Months Ended September 30,

	2006	% Ttl	2005	% Ttl	2006	% Ttl	2005	% Ttl

Ophthalmic Products	$2,950,270	54%	$4,009,965	67%	$8,432,608	45%	$8,348,442	53%
ORTHOVISC	2,140,017	39%	1,405,130	23%	9,118,536	48%	5,998,261	38%
HYVISC	388,580	7%	583,900	10%	1,298,540	7%	1,413,362	9%
INCERT	15,540	0%	—	0%	26,040	0%	—	0%

	$5,494,407	100%	$5,998,995	100%	$18,875,724	100%	$15,760,065	100%

Product gross profit	$3,369,379		$2,232,233		$10,811,974		$6,882,131
Product gross margin	61%		37%		57%		44%

Product Revenue by Geography

	Quarter Ended September 30,				Nine Months Ended September 30,

	2006	% Ttl	2005	% Ttl	2006	% Ttl	2005	% Ttl

Domestic	$3,984,090	73%	$3,660,393	61%	$11,134,562	59%	$9,208,301	58%
International	1,510,317	27%	2,338,602	39%	7,741,162	41%	6,551,764	42%

	$5,494,407	100%	$5,998,995	100%	$18,875,724	100%	$15,760,065	100%

We believe that it is useful to investors to review information concerning the company’s results of operations on both a GAAP basis and a non-GAAP basis that excludes stock-based compensation expense under FAS 123R.  We utilize these non-GAAP financial measures to evaluate our performance.  These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“GAAP”) such as net income and earnings per share, and should not be considered a measure of our liquidity. In addition, our non-GAAP financial measure may not be comparable to similar measures reported by other companies.

The following table reconciles non-GAAP financial measures used in this release to the most comparable GAAP measure for the respective periods:

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Diluted net income per share	$0.12	$0.22	$0.32	$0.44
Stock-based compensation	—	—	0.04	—

Proforma diluted net income per share	$0.12	$0.22	$0.36	$0.44